Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated March 19, 2018, on the financial statements of Smart Decision, Inc. as of December 31, 2017 and for the period from September 5, 2017 (inception) to December 31, 2017 included herein on the Regulation A Offering Circular of Smart Decision, Inc. on Form 1-A/A and to the reference to our firm under the heading “Experts”.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

July 27, 2018